Exhibit 99.1
Thryv Enters Definitive Agreement to Sell Print Business for $142 Million

–Proceeds used to reduce debt and strengthen the balance sheet
–Marks a pivotal milestone in Thryv's transformation

DALLAS, September 14, 2026 Thryv Holdings, Inc. (NASDAQ: THRY) (“Thryv” or the “Company”), a leading AI-powered SaaS platform for local service businesses, today announced that it has entered into a definitive agreement to sell its print directories business - consisting of Print Yellow and White Pages in the United States, Australia, and New Zealand, the digital editions of those print directories, and Australia White Pages online (collectively, the “Business”) to Carolwood L.P. in an all-cash transaction for total consideration of $142 million. Thryv's Internet Yellow Pages ("IYP") and other online properties are excluded from the transaction and will be retained by the Company.

The Company intends to use the net proceeds to repay outstanding debt and other liabilities, further strengthening the balance sheet. The divestiture is expected to materially improve the Company's financial profile on a go-forward basis.

“We are confident that concentrating our business strategy and resources on our AI-powered Growth Platform is the most effective path to maximize shareholder value," said Joe Walsh, Chief Executive Officer and Chairman of Thryv Holdings. “We believe divesting the Business to Carolwood is the best outcome for all stakeholders. Carolwood has vast experience acquiring and operating established businesses and is committed to our existing customer and employee relationships.”

The transaction is expected to close in the fourth quarter of 2026, subject to customary closing conditions. Thryv and Carolwood will enter into a management services agreement pursuant to which Thryv will provide certain services to support continuity of operations for a period following the closing.

Taken together, this announcement, the previously announced restructuring, and the August launch of the Thryv Growth Platform underscore the Company's commitment to completing its successful business transformation.

Kroll Investment Banking served as exclusive financial advisor and Holland & Knight LLP served as legal counsel to Thryv.

Sheppard, Mullin, Richter & Hampton LLP served as legal counsel to Carolwood.

About Thryv

Thryv (Nasdaq: THRY) is the provider of an AI-powered growth platform that helps small businesses get discovered online, identify their best customer leads, and grow revenue faster with ROI insights. Platform features include AI-powered websites, AI Lead Insights™, and integrations with the CRMs service businesses are already using. Thryv makes growth‑focused software accessible to the plumber, salon owner, contractor, lawyer, accountant and more. Approximately 100,000 businesses globally use Thryv software to get found, win customers, and invest smarter. For more information, visit www.thryv.com

About Carolwood L.P.

Carolwood is an independent, multi-strategy private equity firm based in Los Angeles. Founded in 2014, the firm's objective is to acquire a diverse portfolio of assets with significant repositioning potential and long-term growth opportunities. The firm has specifically designed its systems and infrastructure to support scaled, heavily entangled corporate subsidiaries as they transition into standalone companies. Carolwood is committed to enhancing the value of the companies and communities in which it invests.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the expected benefits to Thryv of the sale of the Business, the ongoing operations of the Business and Thryv, and Thryv’s transformation strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties, and other important factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risks and factors described in Thryv’s Annual Report on Form 10-K for the year ended December 31, 2025, and updated by its other filings with the Securities and Exchange Commission. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Investor Contact:
Cameron Lessard
Thryv, Inc.
cameron.lessard@thryv.com

Spencer Towill
Carolwood L.P.
spencer@carolwoodlp.com

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com